EXHIBIT 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of July 31, 2006 is among LEGGETT & PLATT, INCORPORATED, a Missouri corporation (the “Borrower”), the lenders party hereto and JPMORGAN CHASE BANK, N.A. (the “Administrative Agent”).

The Borrower, the Administrative Agent and the lenders party thereto have entered into that certain Credit Agreement dated as of August 5, 2005 (the “Agreement” and capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby). The Borrower, the Administrative Agent and the lenders party hereto now desire to amend the Agreement as herein set forth.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows effective as of the date hereof unless otherwise indicated:

ARTICLE 1.

Amendments

Section 1.1. Amendments to Section 1.01. The following definitions contained in Section 1.01 of the Agreement are amended in their respective entireties to read as set forth below:

“Funded Debt” means the sum of:

(i) the sum of (a) all Indebtedness having a final maturity of more than 12 months from the date of determination thereof (or which is renewable or extendable at the option of the obligor for a period or periods more than 12 months from the date of creation), including (without limitation) all guaranties included in the definition of Indebtedness extending more than 12 months from the date of such guaranties; plus (b) Capitalized Leases; minus

(ii) to the extent included is the Indebtedness under clause (i) of this definition, the sum of (a) any portion of such Indebtedness which is properly included in Consolidated Current Liabilities and (b) the aggregate undrawn amount of all letters of credit issued for the account of the Borrower or any Subsidiary.

“Maturity Date” means July 31, 2011. By written notice sent to the Administrative Agent and the Lenders, the Borrower may request that the then effective Maturity Date (the “Current Maturity Date”) be extended to a date one year from the then Current Maturity Date (an “Extension Request”). An Extension Request may be delivered by the Borrower to the Administrative Agent and the Lenders at any time prior to the date which is 90 days prior to the then Current Maturity Date when no Default exists. Within 45 days of the receipt by the Lenders of an Extension Request, each Lender shall provide the Administrative Agent and the Borrower with a written consent to, or a rejection of, the Borrower’s Extension Request. The decision whether to accept or reject an Extension Request shall be made by each Lender in its sole discretion based on such information as it may deem necessary and no Lender shall have any obligation to agree to any extension of the then Current Maturity Date. The failure of a Lender to respond to any Extension Request within such 45-day period shall be deemed a rejection of such request. If all the Lenders consent to an Extension Request, the Maturity Date shall be the date one year from the then Current Maturity Date as specified in a notice

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from the Administrative Agent. If Lenders holding 25% or less of the Revolving Exposures and unused Commitments reject an Extension Request (the “Rejecting Lenders”), then the Borrower may take one of the following actions on or before the then Current Maturity Date: (i) by written notice to each Rejecting Lender and the Administrative Agent, terminate the Commitment of each Rejecting Lender if simultaneously with such termination the Borrower pays to each Rejecting Lender all amounts owed by the Borrower to such Rejecting Lender hereunder or (ii) request that each Rejecting Lender assign its interest in this Agreement to a new lender or lenders selected and identified by the Borrower and approved by the Administrative Agent who will consent to the Extension Request (each Rejecting Lender agreeing to do so upon such request on or before the then Current Maturity Date). If the Borrower consummates either of the foregoing actions on or before the then Current Maturity Date, then the Maturity Date shall be the date one year from the then Current Maturity Date as specified in a notice from the Administrative Agent.

“Secured Debt” shall mean all (a) Funded Debt, Short-Term Debt and other Indebtedness secured by a mortgage, security interest, pledge, or other lien on property or assets or by any title retention agreement, (b) all Funded Debt in respect of Capitalized Leases, and (c) the aggregate amount of uncollected accounts receivable of the Borrower subject at such time to a sale of receivables (or similar transaction) regardless of whether such transaction is effected in a manner that would not be reflected on the balance sheet of the Borrower in accordance with GAAP.

“Short–Term Debt” means (i) Indebtedness of the Borrower and its Subsidiaries for money borrowed from banks, trust companies and others having a maturity of no more than one year from the date of origin and not extendable or renewable at the option of the obligor , excluding however, to the extent included, the aggregate undrawn amount of all letters of credit issued for the account of the Borrower or any Subsidiary; and (ii) guaranties which constitute Indebtedness but not Funded Debt.

“Total Indebtedness” means the sum of (a) the aggregate amount of Indebtedness of the Borrower and its Subsidiaries at any given time minus (b), to the extent included is such Indebtedness, the aggregate undrawn amount of all letters of credit issued for the account of the Borrower or any Subsidiary.

ARTICLE 2.

Miscellaneous

Section 2.1. Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Borrower, the Lenders and the Administrative Agent agree that the Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

Section 2.2. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows: (a) after giving effect to this Amendment, no Default exists; and (b) after giving effect to this Amendment, the representations and warranties set forth in the Agreement are true and correct on and as of the date hereof with the same effect as though made on and as of such date except with respect to any representations and warranties limited by their terms to a

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specific date. All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or any Lender nor any closing shall affect the representations and warranties or the right of the Administrative Agent and the Lenders to rely upon them.

Section 2.3. Reference to Agreement. All agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms of the Agreement, including each Loan Document, are hereby amended so that any reference in such agreements, documents, or instruments to the Agreement shall mean a reference to the Agreement as amended hereby.

Section 2.4. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Borrower, the Administrative Agent and the Lenders and their respective successors and assigns, except the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Bank. Any assignment in violation of this Section 2.4 shall be void.

Section 2.5. Counterparts. This Amendment may be executed in one or more counterparts and on telecopy counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

Section 2.6. Effect of Waiver. No consent or waiver, express or implied, by the Administrative Agent or any Lender to or for any breach of or deviation from any covenant, condition or duty by the Borrower shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

Section 2.7. Severability. Any provision of this Amendment which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non–authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

Section 2.8. Governing Law. This Amendment is governed by and construed in accordance with the applicable law pertaining in the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction. This governing law election has been made by the parties in reliance (at least in part) on Section 5–1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.

Section 2.9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

Section 2.10. MISSOURI STATUTORY NOTICE. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR(s)) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

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Executed as of the date first written above.

LEGGETT & PLATT, INCORPORATED

By:	/s/ Sheri L. Mossbeck
Sheri L. Mossbeck, Vice President and Treasurer

By:	/s/ Matthew C. Flanigan
Matthew C. Flanigan, Chief Financial Officer and Senior Vice President

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent,

By:	/s/ David L. Howard
David L. Howard, Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Mark S. Supple
	Name:	Mark S. Supple
	Title:	Vice President

BANK OF AMERICA, N.A.

By:	/s/ David McCauley
	Name:	David McCauley
	Title:	Principal

THE BANK OF NEW YORK

By:	/s/ Louis D. Serio
	Name:	Louis D. Serio
	Title:	Vice President

BARCLAYS BANK PLC

By:	/s/ Alison McGuigan
	Name:	Alison McGuigan
	Title:	Associate Director

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LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ James C. Binz
	Name:	James C. Binz
	Title:	Senior Vice President

SUNTRUST BANK

By:	/s/ Robert Bugbee
	Name:	Robert Bugbee
	Title:	Director

TORONTO DOMINION (TEXAS) LLC

By:	/s/ Jim Bridwell
	Name:	Jim Bridwell
	Title:	Authorized Signatory

UMB BANK N.A.

By:	/s/ Terry Dierks
	Name:	Terry Dierks
	Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Kenneth Ziebart
	Name:	Kenneth Ziebart
	Title:	Banking Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Melissa Nachman
	Name:	Melissa Nachman
	Title:	Vice President

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ARVEST BANK

By:	/s/ Douglas A. Doll
	Name:	Douglas A. Doll
	Title:	President/CEO—Joplin Region

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